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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement of Precise Software Solutions Ltd. (Form S-8 No. 333-45618) pertaining to the 1995 Share Option and Incentive Plan, 1998 Share Option and Incentive Plan and 2000 Employee Share Purchase Plan of Precise Software Solutions Ltd. of our report dated August 23, 2000, with respect to the financial statements of Savant Corporation for the year ended June 30, 2000, included in Precise Software Solutions Ltd.'s Current Report on Form 8-K dated December 5, 2000.


                                             /s/ Ernst & Young LLP



McLean, Virginia
December 14, 2000